Exhibit 99.1
ARC DOCUMENT SOLUTIONS ANNOUNCES SHARE REPURCHASE PROGRAM
WALNUT CREEK, CA -- February 8, 2016 - ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today announced that its Board of Directors approved a share repurchase program that authorizes the company to purchase up to $15 million of the company's outstanding common stock through December 31, 2017.
“The share repurchase program reflects management’s confidence in the business and the future of our new offerings,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “The current disconnect between ARC’s share price and its fundamental value has created an excellent opportunity to create significant long-term benefits for the company and its shareholders by buying back our common stock. The strength of our cash flows will allow us not only to repurchase shares in the coming quarters, but also to continue to invest in the long-term growth of our business.”
In connection with the share repurchase program, ARC Document Solutions amended its senior secured credit agreement in order to provide additional flexibility to repurchase shares.
Under the new repurchase program, purchases of shares of common stock may be made from time to time in the open market, or in privately negotiated transactions, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements, and capital availability. The share buyback program does not obligate the company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time without prior notice.
The company expects that the repurchase program will be funded by cash flows generated from its operations. At the end of 2015, the Company had approximately 47 million shares of common stock issued and outstanding.
About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 8,500 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future operations and free cash flow of the company. Statements in this press release that are forward-looking include, but are not limited to, statements regarding ARC Document Solutions’ plan to repurchase shares. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. ARC Document Solutions undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT:

David Stickney

VP Corporate Communications & IR
+1-925-949-5114